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                                                                  EXECUTION COPY

                        PINNACLE WEST CAPITAL CORPORATION

                             UNDERWRITING AGREEMENT

                                                                November 6, 2003

Barclays Capital Inc.
BNY Capital Markets, Inc.
McDonald Investments Inc.

c/o Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Dear Sir or Madam:

      1. Introduction. Pinnacle West Capital Corporation, an Arizona corporation (the "COMPANY"), proposes to issue and sell to the Underwriters (as defined herein) $165,000,000 aggregate principal amount of the Company's Floating Rate Senior Notes due November 1, 2005 (the "NOTES"). The term "UNDERWRITERS", as used herein, shall be deemed to mean Barclays Capital Inc. ("BARCLAYS") and the other several persons, firms or corporations named in Schedule A hereto (including all substituted Underwriters under the provisions of Section 7 hereof). All obligations of the Underwriters hereunder are several and not joint.

      2. Representations and Warranties of the Company. In connection with the offering of the Notes, the Company represents and warrants to, and agrees with, the several Underwriters that:

            (a) A registration statement on Form S-3 (File No. 333-101457) in respect of the Notes (and certain other securities) has been filed with the Securities and Exchange Commission (the "COMMISSION"); such registration statement and any post-effective amendment thereto, each in the form heretofore made available to the Underwriters, has been declared effective by the Commission under the Securities Act of 1933, as amended (the "ACT") and is effective as of the date hereof; and no stop order suspending the effectiveness of such registration statement has been issued, no order directed to the adequacy of any document incorporated by reference in the Prospectus (as defined below) has been issued and no proceeding for either purpose has been initiated or threatened by the Commission (any preliminary prospectus relating to the Notes filed with the Commission pursuant to Rule 424 under the Act, is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of such registration statement, including all exhibits thereto, each as amended from time to time, are hereinafter collectively called the "REGISTRATION STATEMENT"; the prospectus relating to the Notes, including the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof, is hereinafter called the "PROSPECTUS"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the
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case may be; any reference to any amendment or supplement to any Preliminary
Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement).

            (b) Each part of the Registration Statement relating to the Notes, when such part became effective (including without limitation pursuant to the fourth undertaking in Item 17 of the Registration Statement) conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (the "RULES AND REGULATIONS"), and did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any Preliminary Prospectus filed pursuant to Rule 424 under the Act complied when so filed in all material respects with the Act and the Rules and Regulations; and on the date of this Agreement, the Registration Statement and the Prospectus conform in all material respects to the requirements of the Act and the Rules and Regulations and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Barclays specifically for use in the Preliminary Prospectus or the Prospectus or (ii) that part of the Registration Statement that consists of the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") of The Bank of New York, as trustee under the Indenture described below. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations.

            (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Arizona, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, and where the failure to be so qualified would have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operation of the Company and its consolidated subsidiaries ("MATERIAL ADVERSE EFFECT").

            (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

            (e) The Indenture dated as of December 1, 2000 between the Company and The Bank of New York, as trustee, as supplemented and amended by various supplemental


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indentures to the date hereof (the "SENIOR NOTE INDENTURE") has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

            (f) The Second Supplemental Indenture, to be dated as of November 1, 2003, establishing the terms of the Notes (the "SECOND SUPPLEMENTAL INDENTURE" and together with the Senior Note Indenture, the "INDENTURE") has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity. The Second Supplemental Indenture will be executed by the Company on or prior to the Closing Date.

            (g) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, will be valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and will conform to the description of the Notes contained in the Prospectus.

            (h) The issuance, execution, delivery, and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement, the Indenture and the Notes and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the Notes under the Act, the qualification of the Indenture under the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

            (i) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries, is a party which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect and, to the Company's knowledge, no such proceedings are threatened by governmental authorities or others.


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            (j) Except as disclosed in the Prospectus, the operations and properties of the Company, Arizona Public Service Company ("APS") and Pinnacle West Energy Corporation ("PWEC") comply in all material respects with all applicable foreign, federal, state or local laws and regulations and any decision or order of any governmental agency or body or any court relating to the environment, the effect of the environment on human health or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or such noncompliance with Environmental Laws would not have a Material Adverse Effect.

            (k) The Company is not and, after giving effect to the offering and sale of the Notes, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

            (l) The financial statements included in the Registration Statements and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as disclosed therein); the schedules included in the Registration Statements present fairly in all material respects the information required to be stated therein; and the Company and its subsidiaries maintain systems of internal accounting controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles; and (iii) assets are safeguarded from loss or unauthorized use.

            (m) This Agreement has been duly authorized, executed and delivered by the Company.

            (n) The Company (i) is a "holding company", as such term is defined in the Public Utility Holding Company Act of 1935, as amended, and (ii) is currently exempt from all provisions of the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof.

      3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, the principal amount of the Notes set forth opposite the names of the Underwriters in Schedule A hereto at the price specified in Schedule B hereto. Payment for the Notes shall be made to the Company in Federal or other funds immediately available at the time (the "Closing Date") and place set forth in Schedule B hereto, upon delivery to Barclays of the Notes, in fully registered global form registered in the name of Cede & Co., for the respective accounts of the several Underwriters of the Notes.

      The Company is advised by the Underwriters that they propose to make a public offering of the Notes as soon after this Agreement has been entered into as in the judgment of Barclays is advisable. The terms of the public offering of the Notes are set forth in the Prospectus.


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      4. Covenants of the Company. The Company covenants and agrees with each
Underwriter that:

            (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution of this Agreement.

            (b) The Company will advise Barclays promptly of any proposed amendment or supplementation of the Registration Statement or the Prospectus prior to the completion of the offering of the Notes as contemplated herein. The Company will also advise Barclays of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof prior to the completion of the offering of the Notes as contemplated herein, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with applicable law, the Company promptly will prepare and file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses Barclays will furnish to the Company) to which Notes have been sold by Barclays on behalf of the Underwriters and to any other dealers upon request, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither Barclays' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any conditions set forth in Section 5 hereof.

            (d) As soon as practicable, but not later than 18 months, after the date of this Agreement, the Company will make generally available to its security holders an earning statement or statements (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Second Registration Statement (as defined in Rule 158(c) under the Act), which will satisfy the provisions of Section 11 (a) of the Act and the rules and regulations thereunder.

            (e) The Company will furnish to Barclays such copies of the Registration Statement (including one copy of the Registration Statement for Barclays and for the counsel for the Underwriters, which is signed and includes all exhibits), any related preliminary prospectus supplements and the Prospectus, and all amendments or supplements to such documents, as may be reasonably requested.

            (f) The Company will arrange or cooperate in arrangements for the qualification of the Notes for sale under the securities or Blue Sky laws of such jurisdictions as Barclays designates and will continue such qualifications in effect so long as required for the distribution of the Notes, provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to


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claims arising out of the offering or sale of the Notes, or to meet other requirements deemed by it to be unduly burdensome.

            (g) During the period of two years after the date of this Agreement, the Company will furnish to Barclays and, upon request, each of the other Underwriters, (i) as soon as practicable after the end of each fiscal year, a balance sheet and statements of income and changes in common stock equity of the Company as at the end of and for such year, all in reasonable detail and certified by independent public accountants, and (ii) (A) as soon as practicable after the end of each quarterly fiscal period (except for the last quarterly fiscal period of each fiscal year), a balance sheet and statement of income of the Company as at the end of and for such period, all in reasonable detail and certified by a principal financial or accounting officer of the Company, (B) as soon as available, a copy of each report of the Company filed with the Commission, and (C) from time to time, such other information concerning the Company as may reasonably be requested. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated.

            (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the qualification of the Notes, and the determination of their eligibility for investment, under the laws of such jurisdictions as Barclays shall designate, and the printing of memoranda relating thereto, and for any fees charged by investment rating agencies for the rating of the Notes.

            (i) For the period beginning on the date of this Agreement and ending on the Closing Date, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional debt securities of the Company (or warrants to purchase debt securities of the Company) substantially similar to the Notes, without the prior written consent of Barclays.

      5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions precedent:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any downgrading or withdrawal, nor shall any notice have been given of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by Moody's Investor Service's, Inc. or Standard & Poor's, a division of The McGraw-Hill Companies, Inc.; and

            (b) At the Closing Date the Notes shall be rated at least BBB- by S&P and Baa2 by Moody's, and the Company shall have delivered to the Underwriters a letter, dated the


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Closing Date, from each such rating agency, or other evidence reasonably satisfactory to the Underwriters, confirming that the Notes have been assigned such ratings.

            (c) On the Closing Date, the Underwriters shall have received a letter, dated the Closing Date, of Deloitte & Touche confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                  (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited financial statements, if any, and any
            summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                        (B) if any unaudited "capsule" information is contained
            in the Prospectus, the unaudited consolidated operating revenues, gross income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                        (C) at the date of the latest available balance sheet
            read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the amounts of common stock, redeemable preferred stock, or non-redeemable preferred stock of the Company or any increase, exceeding $10,000,000, in long-term debt of the Company or, at the date of the most recent available unaudited financial statements there was any decrease in net assets as compared with most amounts shown in the most recent financial statements incorporated by reference in the Registration Statement; or


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                        (D) for the period from the closing date of the latest
            income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in the amounts of total revenues or net income, except in all cases for increases or decreases which result from the declaration or payment of dividends;

      except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

            (d) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

            (e) Subsequent to the execution of this Agreement, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of Barclays, materially impairs the investment quality of the Notes, (ii) there shall not have occurred a suspension of trading of any securities of the Company by the Commission or the New York Stock Exchange or a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (iii) there shall not have occurred a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities, (iv) there shall not have occurred any major disruption of settlements of securities or clearance services in the United States, and (v) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of Barclays, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.


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            (f) The Underwriters shall have received an opinion of Snell &
Wilmer L.L.P., counsel for the Company, dated the Closing Date, to the effect that:

                  (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona with the corporate power and authority to carry on its business as described in the Prospectus;

                  (ii) APS and PWEC have been duly incorporated and are validly existing as corporations in good standing under the laws of their jurisdictions of incorporation; APS and PWEC are duly qualified as a foreign corporations to do business, and are in good standing, in the States of (a) California, Montana, New Mexico, Oregon, Texas, Washington and Wyoming and (b) California, Nevada and New Mexico, respectively;

                  (iii) To the actual knowledge of those persons in the Lawyer Group (defined below), except as described in the Prospectus, there are no pending or overtly threatened actions or proceedings before any court or governmental agency in which the Company or any of its subsidiaries is a party or in which any property of the Company or any of its subsidiaries is the subject, which are likely to have a materially adverse effect on the current or future consolidated financial position, stockholders equity or results of operations of the Company and its consolidated subsidiaries. With respect to the matters discussed in the immediately preceding sentence, the standard of materiality considered is that provided for in
      Item 103 (Reg. Section 229.103) of Regulation S-K promulgated under the Securities Act of 1933, as amended. In giving the foregoing opinion, such counsel may rely solely upon inquiry among the lawyer group (the "LAWYER GROUP") consisting of those lawyers in the offices of Snell & Wilmer, L.L.P. who (i) have recorded any time on the transaction to which this opinion relates or (ii) have billed more than ten hours on any matter involving the Company in the twelve-month period preceding November 6, 2003, the date as of which the list of such lawyers was compiled for purposes of inquiry for this opinion. This opinion is limited to matters which have been given substantive attention by the Lawyer Group in the form of legal consultation as described in Paragraph 2 of the ABA Statement of Policy Regarding Lawyers' Responses to Auditors' Requests. for Information (December 1975);

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company;

                  (v) The execution and delivery by the Company of, and the issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement, the Indenture and the Notes do not contravene or constitute a default under (a) the Articles or the By-laws of the Company, or (b) any contractual or legal restriction contained in any document listed in the Certificate (as defined in and attached to such opinion). In giving the opinion expressed in clause (b) of the immediately preceding sentence, such counsel may express no opinion regarding compliance by the Company or any subsidiary with any financial covenants required to be maintained by the Company or any subsidiary under any agreement or document;


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                  (vi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Notes, the qualification of the Indenture under the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws (as to which such counsel shall not be required to express an opinion);

                  (vii) The statements set forth in the Prospectus under the captions "Description of Debt Securities" and "Description of the Senior Notes", insofar as they purport to constitute a summary of the terms of the Notes, are accurate, complete and fair in material respects;

                  (viii) The Company is not an "investment company", as such term is defined in the Investment Company Act;

                  (ix) The documents incorporated by reference in the Prospectus as amended or supplemented as of the Closing Date (other than financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder;

                  (x) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of the Closing Date (other than financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder. Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus, except for those referred to in the opinion in Paragraph (vii) hereof, those persons in the Lawyer Group have no reason to believe that the Registration Statement, as of its effective date, or the Prospectus, as of the date of the Prospectus Supplement, or in either case, as of the Closing Date, or any amendment thereto, as of the Closing Date, excluding in all cases financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. To the actual knowledge of those persons in the Lawyer Group, there are no legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required (it being understood that such counsel need express no opinion as to the statements of eligibility and qualification of the trustee under the Indenture);


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                  (xi) the Indenture has been duly qualified under the Trust
      Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity; and

                  (xii) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

      In giving such opinion, Snell & Wilmer L.L.P. may rely to the extent such counsel deems appropriate upon certificates of the Company as to any factual matters upon which any such opinions are based and may rely on the opinion of Underwriters' counsel as to all matters governed by the law of the State of New York, and further may rely upon the opinion of Morgan, Lewis & Bockius LLP, delivered to you at the Closing Date, as to all matters under the Public Utility Holding Company Act of 1935, as amended, and the Federal Power Act, as amended.

            (g) The Underwriters shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Notes, the Prospectus, and other related matters as may reasonably be required, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to the incorporation of the Company and all other matters governed by the laws of the State of Arizona upon the opinion of Snell & Wilmer L.L.P.

            (h) The Underwriters shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Prospectus).

            (i) The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters, and documents as may be reasonably requested.

      6. Indemnification.

            (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement relating to the Notes, when such part became effective, any preliminary prospectus or preliminary prospectus supplement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred, as incurred, by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provide however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Barclays specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement relating to the Notes, when such part became effective, any preliminary prospectus or preliminary prospectus supplement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Barclays specifically for use therein; and will reimburse any legal or other expenses reasonably incurred, as incurred, by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not be unreasonably withheld.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability, or action described in subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above on the following basis: (1) if such loss, claim, damage, liability, or action arises under subsection (a) above, then (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; and (2) if such loss, claim, damage, liability, or action arises under subsection (b) above, then in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; provide however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder. For the purposes of clause (1) above, the relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. For the purposes of clauses (1) and
(2) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes pursuant to this Agreement and the number of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent (10%) or less of the number of Notes that the Underwriters are obligated to purchase, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the number of Notes with respect to which such default or defaults occur is more than the above-described amount and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Notes by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section
8. In any such case either Barclays or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out of pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

      8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 7, or if for any reason a purchase pursuant to this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to
Section 6 shall remain in effect.

      9. Notices. All communications hereunder relating to any offering of Notes will be in writing, and, if sent to the Underwriters, may be mailed, delivered, or telecopied and confirmed to Barclays, c/o Barclays Capital Inc., 200 Park Avenue, New York, NY 10066, Attention: Pamela Kendall (fax: 212-412-7680) provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered, or telecopied and confirmed to each such Underwriter at its own address. All communications hereunder to the Company shall be mailed to the Company, Attention: Treasurer, at P.O. Box 53999, Phoenix, Arizona 85072-3999, or delivered, or telecopied and confirmed to the Company at 400 North Fifth Street, Phoenix, Arizona 85004 (fax: 602-250-5640).

      10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Underwriter or Underwriters as are named in Schedule A hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

      11. Representation of Underwriters. Barclays may act for the Underwriters in connection with the offering contemplated by this Agreement, and any action under this Agreement taken by Barclays will be binding upon the Underwriters.

      12. Execution in Counterpart. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute a single instrument.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                            Very truly yours,

                                            PINNACLE WEST CAPITAL CORPORATION



                                            By: /s/ Barbara M. Gomez
                                               -------------------------------
                                               Name:     Barbara M. Gomez
                                               Title:    Treasurer

Barclays Capital Inc.
BNY Capital Markets, Inc.
McDonald Investments Inc.

By:  BARCLAYS CAPITAL INC.


By: /s/ Pamela Kendall
   ---------------------
   Name: Pamela Kendall
   Title: Director

                                   SCHEDULE A

UNDERWRITER                                                      PRINCIPAL AMOUNT OF NOTES
-----------                                                      -------------------------
Barclays Capital Inc.....................................                115,500,000
BNY Capital Markets, Inc.................................                 24,750,000
McDonald Investments Inc.................................                 24,750,000

Total....................................................                165,000,000

                                   SCHEDULE B

Underwriting Agreement dated November 6, 2003

Registration Statement No. 333-101457

Lead Underwriter and Address:

      Barclays Capital Inc.
      200 Park Avenue
      New York, New York 10166

Designation:                  Floating Rate Senior Notes due November 1, 2005

Principal Amount:             $165,000,000

Date of Maturity:             November 1, 2005

Interest Rate for
   initial Rate Period:       LIBOR plus .80%

Interest Payment Dates:       February 1, May 1, August 1 and November 1 of each
                              year, commencing February 1, 2004

Interest Determination
    Date: The second London Business Date immediately preceding the first day of the relevant Interest Period.

Purchase Price:               99.750% of the principal amount thereof

Public Offering Price:        100% of the principal amount thereof, plus accrued
                              interest, if any, from the date of original issuance thereof

Closing Date and Location:    November 12, 2003
                              Pinnacle West Capital Corporation
                              400 North Fifth Street
                              Phoenix, Arizona 85004